UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 6, 2008

PARK ELECTROCHEMICAL CORP. (Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(631) 465-3600

Not Applicable Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          (a).     As previously reported, Mr. Anthony Chiesa, a director of Park Electrochemical Corp. (the “Company”), died on January 30, 2008. Mr. Chiesa had been a member of the audit committee of the Board of Directors of the Company with Messrs. Lloyd Frank and Steven T. Warshaw. As a result of Mr. Chiesa’s death, the Company is not in compliance with the requirement of Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual that audit committees have a minimum of three members. On February 6, 2008, the Company received a notice from the NYSE with respect to this deficiency. The Company’s Board of Directors will, in due course, add to the membership of the audit committee to replace Mr. Chiesa and comply with the requirement of Section 303A.07(a) of the NYSE Listed Company Manual.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: February 8, 2008	By:/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President, Secretary and General Counsel